NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5196
Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media
972.348.4310
Shelley.whiddon@alliancedata.com

Alliance Data Issues Statement

Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, is today issuing a statement in response to certain rumors in the market regarding the status of Alliance Data’s definitive agreement to be acquired by Blackstone Capital Partners V L.P., an affiliate of The Blackstone Group, in a transaction valued at approximately $7.8 billion, including the assumption of certain debt. Under the terms of the merger agreement, Blackstone will acquire all of the outstanding common stock of Alliance Data for $81.75 per share in cash.

While it is has been and remains Alliance Data’s policy not to address market rumors, in the interest of its stockholders, management is today confirming that Alliance Data has not been approached by Blackstone or its affiliates regarding any renegotiation of the $81.75 per share cash purchase price to be paid to holders of Alliance Data common stock under the terms of the agreement and plan of merger entered into on May 17, 2007 among Alliance Data, Aladdin Holdco, Inc. and Aladdin Merger Sub, Inc.  Further, Alliance Data is today confirming that neither its board of directors nor the special committee of the board of directors formed in connection with the transactions contemplated by the merger agreement has met, is meeting or has scheduled any meeting regarding any renegotiation of the terms of the merger agreement.  The parties continue to work together to consummate the transaction.

Alliance Data has no intention, and specifically disclaims any obligation, to provide any update with respect to the matters addressed in this release or to otherwise address any rumors in the market generally, and Alliance Data’s policy with respect to addressing market rumors remains in place.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007. The company cannot provide any assurance that the proposed merger transaction will be completed. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the company’s most recent Form 10-K.